UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2022

Global Innovative Platforms Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-56235	85-3816149
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

629 Guild Drive, Venice, Florida 34285

(Address of principal executive office)

941.320.0789

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 4, 2022, Matthew Veal was engaged as the Company’s Chief Executive Officer, Chief Financial Officer and Secretary of Global Innovative Platforms Inc. (the “Company”).

Matthew Veal is a former chief executive officer, director and chief financial officer of Hangover Joes Holding Company, a position he held from 2013 to 2018, after serving several years in various capacities in small public companies. Since 2018, Mr. Veal has worked as a consultant for several private companies and individuals. In 2018, Mr. Veal for filed bankruptcy protection under Chapter 11 of the U.S. Bankruptcy Code in the Middle District of Florida with all matters discharged in 2019. Mr. Veal earned a B.S. degree in Accounting (1980) from the University of Florida. Mr. Veal’s business, management, and accounting knowledge and executive leadership experience qualify him well to serve as a member of our Board. Mr. Veal is not related to any Officers or Directors of the Company. There are no related party transactions reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

January 4, 2022	Global Innovative Platforms Inc.

/s/ Matthew Veal
Name: Matthew Veal
Title: Chief Executive Officer and Chief Financial Officer